Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-131693) pertaining to the 2005 Incentive Plan of Iomai Corporation
(2)	Registration Statement (Form S-8 No. 333-131694) pertaining to the 2006 Employee Stock Purchase Plan of Iomai Corporation
of our report dated February 28, 2006, with respect to the financial statements of Iomai Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
McLean, Virginia
March 24, 2006